Exhibit 99.1

One East Main Street

Post Office Box 456

Smithtown, New York 11787-2823

direct dial: 631-360-9304

direct fax: 631-360-9380

PRESS RELEASE

Release Date:	May 26, 2004

Contact:	Ms. Judith Barber
Corporate Secretary

SMITHTOWN BANCORP DECLARES CASH DIVIDEND

DATELINE, May 26, 2004 - At its most recent meeting, the Board of Directors of Smithtown Bancorp approved the declaration of a cash dividend of $.05 per share payable to all common shareholders of record as of the close of business on June 18, 2004. The dividend will be paid on July 2, 2004.

Smithtown Bancorp is the parent company of Bank of Smithtown. The company’s shares trade on NASDAQ under the symbol “SMTB”.